CUSIP No. 22658D100

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 10 TO THE SCHEDULE 13D

All of the below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
8/27/2021	Purchase	7,742	$28.38	(1)
8/30/2021	Purchase	25,203	$28.70	(2)
8/31/2021	Purchase	58,836	$27.68	(3)
8/31/2021	Purchase	5,150	$28.43	(4)
9/01/2021	Purchase	40,294	$28.98	(5)
9/02/2021	Purchase	3,635	$29.86	(6)
9/03/2021	Purchase	44,753	$30.76	(7)
9/07/2021	Purchase	7,703	$30.73	(8)
9/07/2021	Purchase	10,010	$31.19	(9)
9/08/2021	Purchase	10,261	$30.74	(10)
9/15/2021	Purchase	107,518	$30.95	(11)
9/15/2021	Purchase	82,688	$31.11	(12)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
8/27/2021	Purchase	308	$28.38	(1)
8/30/2021	Purchase	714	$28.70	(2)
8/31/2021	Purchase	1,763	$27.68	(3)
8/31/2021	Purchase	154	$28.43	(4)
9/01/2021	Purchase	467	$28.98	(5)
9/02/2021	Purchase	66	$29.86	(6)
9/03/2021	Purchase	1,420	$30.76	(7)
9/07/2021	Purchase	233	$30.73	(8)
9/07/2021	Purchase	303	$31.19	(9)
9/08/2021	Purchase	329	$30.74	(10)
9/15/2021	Purchase	3,476	$30.95	(11)
9/15/2021	Purchase	2,674	$31.11	(12)

(1)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $28.13 to $28.50. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $28.18 to $29.00. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $27.36 to $27.99. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $28.16 to $28.66. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

CUSIP No. 22658D100

(5)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $28.27 to $29.18. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.20 to $30.00. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.25 to $31.00. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.49 to $30.99. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $31.00 to $31.50. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.41 to $31.25. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.84 to $31.00. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $31.00 to $31.85. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.